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                                                             EXHIBIT NO. 99.1(k)


                             MFS INSTITUTIONAL TRUST

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

          Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 24, 1996, as amended, (the "Declaration"), of MFS Institutional Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

          1. The series designated as MFS Institutional Large Cap Aggressive Growth Fund shall be redesignated as MFS Institutional Large Cap Growth Fund.

          Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

          IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this 30th day of October, 1998.


JEFFREY L. SHAMES
----------------------
Jeffrey L. Shames
38 Lake Avenue
Newton, MA   02159


NELSON J. DARLING, JR.
----------------------
Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907


WILLIAM R. GUTOW
----------------------
William R. Gutow
3 Rue Dulac
Dallas, TX  75230